                        AMSOUTH MUTUAL FUNDS
                        EXHIBIT 16
                        TOTAL RETURN

                        DATE AS OF:   08/26/97
                        AMSOUTH CAPITAL GROWTH FUND

 AGGREGATE TOTAL RETURN
 --------------------------------
 T = (ERV/P) - 1

 WHERE:                 T =       TOTAL RETURN

                        ERV =     REDEEMABLE VALUE AT THE END OF THE
                                  PERIOD OF A HYPOTHETICAL $1,000
                                  INVESTMENT MADE AT THE BEGINNING OF THE
                                  PERIOD.

                        P =       A HYPOTHETICAL INITIAL INVESTMENT OF $1,000.

 EXAMPLE:

    SINCE INCEPTION:              ( 08/01/97 TO 08/26/97):
                                  (   960.00/1,000) - 1 =              -4.00%


 AGGREGATE TOTAL RETURN
 WITH SALES LOAD OF:        4.50%
 --------------------------------

 T = (ERV/P) - 1

 WHERE:                 T =       TOTAL RETURN

                        ERV =     REDEEMABLE VALUE AT THE END OF THE
                                  PERIOD OF A HYPOTHETICAL $1,000
                                  INVESTMENT MADE AT THE BEGINNING OF THE
                                  PERIOD.

                        P =       A HYPOTHETICAL INITIAL INVESTMENT OF $1,000.

 EXAMPLE:

    SINCE INCEPTION:              (  08/01/97 TO 08/26/97):
                                  (    916.91/1,000) - 1 =              -8.31%